SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EDUCATE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT. Please sign, date and return the enclosed proxy card promptly, whether or not you plan to attend the Educate, Inc. Annual Meeting.

1001 Fleet Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 6, 2005

To the Stockholders of Educate, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Educate, Inc. (“Educate”) will be held at Marriott Waterfront Hotel, 700 Aliceanna Street, Baltimore, Maryland 21202, on June 6, 2005 at 9:00 a.m. (Eastern Time) for the following purposes:

I.	To elect Educate’s directors.

II.	To ratify the selection of Ernst & Young LLP as the independent auditors of Educate for the year ending December 31, 2005.

III.	To transact such other business as may properly come before the meeting.

Accompanying this notice is a Proxy Card, Proxy Statement, and Educate’s Annual Report for the year ended December 31, 2004. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. The Board of Directors fixed April 15, 2005 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on April 15, 2005 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting, and you may vote in person regardless of whether or not you have returned your Proxy Card.

BY ORDER OF THE BOARD OF DIRECTORS

C. Alan Schroeder

Secretary

Baltimore, Maryland

April 29, 2005

EDUCATE, INC.

1001 Fleet Street

Baltimore, Maryland 21202

(410) 843-8000

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy are furnished to stockholders of Educate, Inc. (“Educate”) in connection with the solicitation of proxies by Educate’s Board of Directors (the “Board”) to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the “Annual Meeting”). The purpose of the Annual Meeting is to: 1) elect Educate’s directors, 2) ratify the selection of Ernst & Young LLP as independent auditors of Educate for the year ending December 31, 2005, and 3) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about May 2, 2005.

The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 15, 2005 (the “Record Date”). On the Record Date, there were outstanding and entitled to vote 42,756,492 shares of Common Stock, par value $.01 per share (the “Educate Common Stock”).

The presence, in person or by proxy, of the holders of a majority of the shares of Educate Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Educate Common Stock may be voted for as many individuals as there are directors to be elected. Votes may be cast “FOR” the election of a director; cumulative voting is not permitted. Those individuals receiving the highest number of votes “FOR” election to the Board of Directors shall be considered duly elected. A proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will have no effect on the election of directors although it will be counted for purposes of determining whether a quorum is present. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Educate Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by Educate’s transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

This solicitation is being made primarily by mail, but Educate’s directors, officers and employees may also engage in the solicitation of proxies by telephone, facsimile, e-mail or other means. Educate is paying the cost of soliciting proxies. Educate will not pay compensation in connection with the solicitation of proxies, except as reimbursement to brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting By Proxy

The Board of Directors has selected C. Alan Schroeder to act as proxy with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he or she has previously given a proxy.

With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposal to approve and ratify the appointment of Ernst & Young LLP as Educate’s independent auditors for the year ending December 31, 2005, stockholders may (i) vote “for”, (ii) vote “against” or (iii) abstain from voting as to such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted “FOR” the election of each of management’s nominees for director and ratification of the appointment of Ernst & Young LLP as Educate’s independent auditors. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card as proxy will vote upon such matters in accordance with his judgment.

Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of Educate, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder’s behalf at the Annual Meeting.

IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

I.	ELECTION OF EDUCATE DIRECTORS

The Board of Directors is comprised of nine persons. The nine members of the Board of Directors are Douglas Becker, Laurence Berg, Michael F. Devine, III, Michael Gross, R. Christopher Hoehn-Saric, David Hornbeck, Cheryl Gordon Krongard, Aaron Stone and Raul Yzaguirre. Each is subject to re-election for a one-year term and each has been nominated for re-election.

Educate has entered into an agreement with Apollo Advisors, L.P. (“Apollo”) pursuant to which Apollo will have the right, at any time until affiliates of Apollo no longer beneficially own at least 50% of Educate’s outstanding common stock and have sold at least one share of common stock other than in the initial public offering of shares of stock of Educate (the “Educate IPO”), to require Educate to increase the size of its Board of Directors by two and to fill those vacancies with directors nominated by Apollo. Until such time that affiliates of Apollo no longer beneficially own at least 33% of Educate’s outstanding common stock and have sold at least one share of common stock other than in the Educate IPO, Apollo will have the right to nominate four designees to Educate’s Board of Directors. Apollo has nominated Mr. Berg, Mr. Gross, Ms. Krongard, and Mr. Stone for election.

Each of the nominees has agreed to serve as a director if elected. If any nominee cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee. If that happens, Educate will vote all valid proxies for the election of the substitute nominee. The Board of Directors may also decide to leave the Board seat or seats vacant until a suitable candidate is located, or the Board may decide to reduce the size of the Board.

The individuals receiving the highest number of votes “FOR” election to the Board of Directors will be considered duly elected.

The Board of Directors unanimously recommends that stockholders vote “FOR” the nominees for directors.

Information Concerning Nominees

The following table presents information concerning the persons nominated by the Board of Directors for election at the Annual Meeting. Information with respect to the number of shares of the Educate Common Stock beneficially owned by each of the nominees, directly or indirectly, appears in the section entitled “Stock Ownership of Certain Beneficial Owners, Directors and Management” of this Proxy Statement.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information
Douglas Becker (39)	September 2004	2006 Annual Meeting	Mr. Becker has served as one of our directors since September 2004. Since February 2000, Mr. Becker has been the Chairman and Chief Executive Officer of Laureate Education, Inc., which was known prior to May 2004 as Sylvan Learning Systems, Inc. (“Laureate”). Previously, Mr. Becker served as President and co-Chief Executive Officer of Laureate since April 1993. From February 1991 until April 1993, Mr. Becker was the Chief Executive Officer of the Sylvan Learning Center Division of Laureate. Mr. Becker also serves as a director of Constellation Energy Corporation.

Laurence Berg (38)	March 2003	2006 Annual Meeting	Mr. Berg has served as one of our directors since March 2003 and served as Chairman of our Board of Directors from March 2003 to April 2004. Mr. Berg was nominated for election by Apollo. Mr. Berg is a senior partner of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of the Apollo Investment Funds, a series of private securities investment funds. He has worked at Apollo since 1992. Prior to joining Apollo, Mr. Berg was a member of the Mergers and Acquisition Group at Drexel Burnham Lambert. Mr. Berg is on the Founder’s Circle of the Fulfillment Fund, a youth mentoring and college scholarship charity. Mr. Berg is also a director of Goodman Global Holdings, Hayes Lemmerz International, Inc., Rent-A-Center, Inc., and Resolution Performance Products.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information
Michael F. Devine, III (46)	December 2004	2006 Annual Meeting	Mr. Devine has served as one of our directors since December 2004. Mr. Devine is the Senior Vice President and Chief Financial Officer of Coach, Inc., designer, producer, and marketer of fine accessories and gifts. He has served in that position since December 2001. Prior to joining Coach, Inc., from 2000 to 2001, Mr. Devine was Executive Vice President and Chief Financial Officer of Mothers Work, Inc., the world’s largest designer, manufacturer and retailer of maternity apparel. From 1997 to 2000, Mr. Devine served as Chief Financial Officer, Treasurer and Secretary of Strategic Distribution, Inc. Prior to that, from 1995 to 1997, Mr. Devine was Chief Financial Officer of Industrial Systems Associates, a Strategic Distribution, Inc. subsidiary. Mr. Devine previously held Director of Operations and Director of Finance positions at McMaster-Carr Supply Company from 1989 to 1995 and progressively senior finance positions at Honeywell, Inc. from 1980 to 1989.

Michael Gross (43)	April 2004	2006 Annual Meeting	Mr. Gross has served as one of our directors since April 2004. Mr. Gross was nominated for election by Apollo. Mr. Gross co-founded Apollo Management in 1990 and currently leads Apollo’s capital markets investment activities through Apollo Investment Corporation, a publicly traded closed-end investment company of which he is Chief Executive Officer and Chairman of the Board, and Apollo Distressed Investment Fund, a private investment fund of which he is the Managing Partner. Mr. Gross currently serves on several boards of directors, including Allied Waste Industries, Inc., Apollo Investment Corporation, SkyTerra Communications, Inc., Saks, Inc. and United Rentals, Inc. Mr. Gross is a founding member, and serves on the Executive Committee, of the Youth Renewal Fund; is the Chairman of the Board of the Mt. Sinai Children’s Center Foundation; serves on the Board of Trustees of the Trinity School; and serves on the Corporate Advisory Board of the University of Michigan Business School.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information
R. Christopher Hoehn-Saric (42)	March 2003	2006 Annual Meeting	Mr. Hoehn-Saric became our Chief Executive Officer in July 2003 and Chairman of our Board of Directors in April 2004. From February 2000 until July 2003, Mr. Hoehn-Saric was Chairman and Chief Executive Officer of Sylvan Ventures, the incubator subsidiary of Laureate. Beginning in April 1993, he served as Chairman of the Board of Laureate and as co-Chief Executive Officer of Laureate beginning in December 1995. He also served as Laureate’s President from 1988 to 1993 and has been a member of Laureate’s Board of Directors since 1986.

David Hornbeck (63)	September 2004	2006 Annual Meeting	Mr. Hornbeck has served as one of our directors since September 2004. Mr. Hornbeck is President of the Children’s Defense Fund. From October 2003 to December 2004, Mr. Hornbeck was President and Chief Executive Officer of the International Youth Foundation (“IYF”), a public foundation dedicated to bringing resources and attention to the needs of young people around the world. He remains a member of the Board of Directors, an officer and a full-time employee of IYF. From 2000 to 2003, Mr. Hornbeck was self-employed as a writer and consultant. Previously, Mr. Hornbeck served as Superintendent of the Philadelphia Public Schools for six years and State Superintendent of Schools in Maryland for 12 years.

Cheryl Gordon Krongard (49)	June 2004	2006 Annual Meeting	Ms. Krongard has served as one of our directors since June 2004. Ms. Krongard was nominated for election by Apollo. Ms. Krongard is a private investor. Ms. Krongard is a former partner of Apollo Advisors, L.P., where she worked from 2002 until 2004. Ms. Krongard was the Chief Executive Officer of Rothschild Asset Management from 1995 to 2000. She served as Senior Managing Director for Rothschild North America from 1993 until 2000. Ms. Krongard is a director of U.S. Airways. She is a Governor of the Iowa State University Board of Governors. Ms. Krongard is also a member of the Dean’s Advisory Council, Iowa State University College of Business. She is a director and Chairperson of the Investment Committee for the Iowa State University Foundation. She is Trustee of the Mount Sinai Medical Center.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information
Aaron Stone (32)	April 2004	2006 Annual Meeting	Mr. Stone has served as one of our directors since April 2004. Mr. Stone was nominated for election by Apollo. Mr. Stone is a principal of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of the Apollo Investment Funds, a series of private securities investment funds. Mr. Stone has worked at Apollo since 1997. Prior to joining Apollo, Mr. Stone was a member of the Mergers and Acquisition Group at Smith Barney, Inc. Mr. Stone is also a director of AMC Entertainment Inc. and Intelsat, Ltd.

Raul Yzaguirre (65)	September 2004	2006 Annual Meeting	Mr. Yzaguirre has served as one of our directors since September 2004. Mr. Yzaguirre is the Presidential Professor of Practice for Community Development and Civil Rights at Arizona State University. Until January 2005, Mr. Yzaguirre was President and Chief Executive Officer of National Council of LaRaza, a community development and public policy organization, a capacity in which he served since 1974. Mr. Yzaguirre is also a past Chairperson of the Independent Sector, a nonprofit coalition of over 850 corporate, foundation and voluntary organizations. He is a director of AARP Services, Inc. and the Council of Better Business Bureaus.

Information Regarding the Educate Board, Committees and Remuneration

During calendar year 2004 there were two meetings of the Board of Directors. Each director attended 100% of the total number of meetings of the Board and Board Committees of which he or she was a member, except Mr. Yzaguirre, who attended 33%. Directors are encouraged but not required to attend annual meetings of Educate’s stockholders. The Educate Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that Mr. Devine, Mr. Hornbeck, Mr. Gross, Ms. Krongard and Mr. Yzaguirre meet the independence requirements of the Nasdaq National Market. Each member of the Audit, Compensation, Nominating and Corporate Governance Committees is independent as defined under current Nasdaq listing standards.

The Audit Committee meets with management and Educate’s independent auditors to: (i) review whether satisfactory accounting procedures are being followed by Educate and whether its internal accounting controls are adequate, (ii) monitor audit and non-audit services performed by the independent auditors, and (iii) approve fees charged by the independent auditors. The Audit Committee also reviews the performance of the independent auditors and selects annually the firm of independent auditors to recommend to the shareholders to audit Educate’s financial statements. At the end of 2004, independent directors Mr. Devine, Mr. Hornbeck and Mr. Yzaguirre were the members of the Audit Committee. The Board of Directors has determined that Mr. Devine is an “audit committee financial expert” as that term is issued in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. There were two meetings of the Audit Committee during 2004. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (the “SEC”) is included in this Proxy Statement. The revised Audit Committee Charter is also included in this Proxy Statement as Exhibit A and is available on the Educate website at www.educate-inc.com.

The Compensation Committee establishes the compensation for executive officers of Educate and generally reviews benefits and compensation for all officers and employees. It also administers Educate’s stock option plans. During 2004, independent directors Mr. Gross and Ms. Krongard were the members of the Compensation Committee. There was one meeting of the Compensation Committee during 2004. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. The Compensation Committee Charter is available on the Educate website at www.educate-inc.com.

The Nominating and Corporate Governance Committee screens and evaluates candidates for vacancies on the Educate Board of Directors and committees thereof, reviews Board compensation matters and reviews and monitors corporate governance matters. During 2004, independent directors Mr. Gross and Ms. Krongard were the members of the Nominating and Corporate Governance Committee, which met on one occasion. The Nominating and Corporate Governance Committee Charter is available on the Educate website at www.educate-inc.com.

In evaluating and determining whether to nominate a candidate for a position on Educate’s Board, the Nominating Committee will consider the criteria outlined in the Nominating and Corporate Governance Committee Charter, which includes high professional ethics and values, relevant management and/or educational experience and a commitment to enhancing shareholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. Educate regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

Under Educate’s Bylaws, nominations for director may be made only by the Board of Directors or a committee thereof or by a stockholder of record who delivers notice along with the additional information and materials required by Educate’s Bylaws to Educate’s corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date for the preceding year’s annual meeting. For Educate’s annual meeting in 2006, Educate must receive this notice between February 6, 2006 and March 8, 2006. A copy of our Bylaws may be obtained by writing to Educate’s General Counsel/Corporate Secretary at Educate, Inc., 1001 Fleet Street, Baltimore, Maryland 21202. A copy of Educate’s Bylaws has been filed with the SEC.

Educate has adopted a code of ethics and conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. Educate has made the Code of Ethics available on its website at www.educate-inc.com.

Directors who are not employees of Educate receive compensation of $15,000 per year for service on the Educate Board, $15,000 per year for service as the Chairman of the Audit Committee, $1,200 per regular meeting of the Board, $2,500 per year for service as a member of a committee of the Educate Board, $1,200 per committee meeting and $600 per committee meeting attended via telephone. (Currently, Mr. Becker does not receive compensation from Educate.) All directors are reimbursed for their out-of-pocket expenses in connection with attending meetings. Under the 2004 Stock Incentive Plan, each independent director, upon appointment, election or re-election to the Educate Board, and continuation of service on the Educate Board as long as he or she continues as a director, is granted a vested option to purchase 4,000 shares of Educate Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Educate’s executive officers and directors, and persons who own more than ten percent of a registered class of Educate’s securities, file reports of ownership and changes in ownership with the SEC and provide Educate with copies of such reports. Educate has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, Educate believes that all ownership filing requirements were made timely during 2004.

Certain Relationships and Related Transactions

Educate and Laureate Education, Inc. entered into a Shared Services Agreement dated as of June 30, 2003 pursuant to which Educate provides to Laureate certain accounting, benefits, IT, human resources, purchasing and payroll services and Laureate provides to Educate certain tax, real estate, risk management, and treasury services. During 2004, pursuant to the agreement, Laureate paid to Educate $3,000,000 and Educate paid to Laureate $550,000. The agreement has a term of three years. Mr. Hoehn-Saric is a Director, and Mr. Becker is Chairman and Chief Executive Officer, of Laureate.

On April 27, 2004, Educate entered into a new secured credit facility with a syndicate of lenders. Funds from the new facility were used in part to repay all amounts outstanding under a subordinated $55 million note issued to Laureate by Educate in connection with the acquisition by Educate on June 30, 2003 of Laureate’s pre-K-12 education business. Mr. Hoehn-Saric is a Director, and Mr. Becker is Chairman and Chief Executive Officer, of Laureate.

Educate subleases its corporate headquarters, consisting of 57,471 square feet of office space, from Laureate, pursuant to a lease which expires August 30, 2011. In addition, Educate subleases other property from Laureate. During 2004, Educate paid $2.25 million to Laureate as rent under the subleases. Mr. Hoehn-Saric is a Director, and Mr. Becker is Chairman and Chief Executive Officer, of Laureate.

On September 20, 2004, Educate sold for $2,100,000 its ownership interest in Connections Academy, Inc., which operates virtual public and charter schools for K-8 students, to certain of Educate’s stockholders, including affiliates of Apollo Advisors, L.P. When Educate acquired Connections Academy from Laureate in June 2003, Educate agreed to pay to Laureate up to $10,000,000 of contingent consideration if Connections Academy achieved specified levels of earnings through 2007. As part of the sale, Educate transferred this contingent liability to the purchaser of Connections Academy. In connection with the sale, Educate and the entity which purchased Connections Academy entered into a transition services agreement, pursuant to which Educate provides certain services to Connections Academy. In addition, Connections Academy subleases office space from Educate. Messrs. Berg, Gross and Stone, who are Directors of Educate, are affiliated with Apollo. In addition, Messrs. Hoehn-Saric, Peter Cohen, Jeff Cohen and Shaffer and Ms. Foster, all of whom are officers of Educate, are stockholders of the entity which purchased Connections Academy.

Educate and Apollo have entered into a Registration Rights Agreement that provides that, at any time after the 180-day period following the Educate initial public offering, Apollo and its affiliates may demand that Educate effect up to three registrations on long form registration statements and an unlimited number of registrations on short form registration statements, subject to certain conditions and limitations. In addition, the agreement includes piggyback registration rights if Educate files a registration statement for itself or another party. The sale of Educate stock held by Apollo in connection with the Educate initial public offering was made pursuant to the agreement. Messrs. Berg, Gross and Stone are affiliated with Apollo and, at the time of the Educate initial public offering, Ms. Krongard was affiliated with Apollo.

In connection with Educate’s initial public offering, Educate entered into an agreement with Apollo pursuant to which Apollo has the right, at any time until Apollo or its affiliates no longer beneficially own at least 50% of Educate’s outstanding common stock and have sold at least one share of common stock other than in the Educate initial public offering, to require Educate to increase the size of its Board by two and to fill those vacancies with directors nominated by Apollo. Until such time that Apollo or its affiliates no longer beneficially own at least 33% of Educate’s outstanding common stock and have sold at least one share of common stock other than in the initial public offering, Apollo will have the right to nominate four designees to the Educate Board, and certain important Educate matters will require the approval of the majority of directors nominated by Apollo. The Educate matters which will require the approval of the majority of directors nominated by Apollo include the following:

•	amendment, modification or repeal of any provision of the certificate of incorporation, bylaws or similar organizational documents in a manner that adversely affects Apollo;

•	the redemption, purchase or acquisition of any of Educate’s securities or those of Educate’s subsidiaries;

•	the issuance of additional shares of any class of capital stock (other than the grant of options or the issuance of shares upon the exercise of options);

•	the payment or declaration of any dividend or other distribution, with respect to any shares of any class or series of capital stock;

•	a consolidation or merger with or into any other entity, or transfer (by lease, assignment, sale or otherwise) of all or substantially all of Educate’s assets to another entity;

•	a complete or partial liquidation, dissolution, winding-up, recapitalization, reclassification or reorganization;

•	a split, combination or reclassification of any shares of capital stock;

•	a disposition of any assets in excess of $5 million in the aggregate;

•	consummation of any acquisition of the stock or assets of any other entity involving consideration in excess of $5 million in the aggregate;

•	entering into certain transaction with affiliates;

•	the incurrence of indebtedness aggregating more than $5 million, except for borrowings under a revolving credit facility that has previously been approved or is in existence (with no increase in maximum availability) on the date of closing of this offering;

•	change in our chief executive officer; and

•	change in size of our Board of Directors.

Messrs. Berg, Gross and Stone are affiliated with Apollo and, at the time of the Educate initial public offering, Ms. Krongard was affiliated with Apollo. Messrs. Berg, Gross and Stone and Ms. Krongard are Apollo’s four designees nominated for election to the Educate Board.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consists of Mr. Gross and Ms. Krongard. Neither was a party to any transaction with Educate which requires disclosure under applicable regulations of the Securities and Exchange Commission.

Mr. Berg and Mr. Stone each served as officers of Educate during 2003. Mr. Berg and Mr. Stone resigned as officers in July 2003. None of Educate’s officers serves as a director or member of the compensation committee of another entity which has an executive officer who serves on Educate’s Compensation Committee.

Compensation of Executive Officers and Directors

Compensation of Executive Officers. The following table shows for the years ended December 31, 2004 and 2003 the cash and non-cash compensation, including salary, bonuses, stock options and certain other compensation, earned by Educate’s Chief Executive Officer and each of our other most highly compensated executive officers as of December 31, 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation Awards
		Salary $	Bonus $	Other Annual $ Compensation(1)	Restricted Stock $ Awards(2)	Shares Underlying Options (#)	All Other Compensation(3)
R. Christopher Hoehn-Saric(4)	2004	$413,050	$488,000	$18,499	$2,631,200	—	$2,274
Chairman of the Board and Chief Executive Officer	2003	385,000	412,500	13,835	—	1,380,000	3,690

Peter J. Cohen(5)	2004	329,100	327,600	21,360	141,680	—	4,613
President and Chief Operating Officer	2003	325,726	347,600	13,885	—	424,000	4,500

Jeffrey H. Cohen(6)	2004	259,343	156,000	12,634	80,960	—	4,613
President—Catapult Learning	2003	231,423	170,000	11,515	—	260,000	4,500

Mary K. Foster(7)	2004	279,001	168,000	16,034	121,440	—	4,613
President—Sylvan Learning Centers	2003	262,500	172,600	14,118	—	320,000	4,500

Kevin E. Shaffer(8)	2004	219,189	112,500	10,866	80,960	80,000	4,613
Chief Financial Officer	2003	186,164	72,000	9,739	—	184,000	4,500

(1)	The amounts in this column represent automobile allowances, parking subsidies and payments for supplemental executive disability policies.
(2)	The value of each share of Educate Common Stock when the restricted stock was awarded was $5.06. The value of the restricted stock awards as of the end of the last fiscal year was $6,884,800, $370,720, $211,840, $211,840, and $317,760 for Messrs. Hoehn-Saric, P. Cohen, J. Cohen and Shaffer and Ms. Foster, respectively. These values were calculated by multiplying the closing market price for the stock on the last trading day of 2004, which was $13.24 per share, by the number of restricted shares held by each on that date. The number of restricted stock awards held by Messrs. Hoehn-Saric, P. Cohen, J. Cohen and Shaffer and Ms. Foster at the end of 2004 were 520,000, 28,000, 16,000, 16,000 and 24,000, respectively.
(3)	The amounts in this column represent contributions made by Educate to the respective executive officers’ 401(k) Plan accounts. Educate’s contribution to each executive officer’s 401(k) Plan account was adjusted during 2004.
(4)	Included in Mr. Hoehn-Saric’s 2004 salary was $11,875 paid during 2004 but applicable to 2003 and a $5,550 payment related to Educate’s 401(k) Plan.
(5)	Included in Mr. P. Cohen’s 2004 salary was a $1,500 payment related to Educate’s 401(k) Plan.
(6)	Included in Mr. J. Cohen’s 2004 salary was a $1,009 payment related to Educate’s 401(k) Plan.
(7)	Included in Ms. Foster’s 2004 salary was a $1,500 payment related to Educate’s 401(k) Plan. Ms. Foster’s 2003 bonus was initially $167,300, but was subsequently adjusted during 2004 to $172,600.
(8)	Included in Mr. Shaffer’s 2004 salary was a $488 payment related to Educate’s 401(k) Plan.

Option Grants in Last Fiscal Year. In 2004 the following options and restricted stock were granted to Named Executive Officers.

Name	Number of Securities Underlying Options/Restricted Stock Granted	Percent of Total Options And Restricted Stock Granted To Employees In Fiscal Year	Exercise or Base Price Per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Restricted Stock Term
						5%	10%
R. Christopher Hoehn-Saric	520,000	41%	$5.06	(2)	—	$1,654,748	$4,193,455
Chairman of the Board and CEO

Peter J. Cohen	28,000	2%	5.06	(2)	—	89,102	225,801
President and Chief Operating Officer

Jeffrey H. Cohen	16,000	1%	5.06	(2)	—	50,915	129,019
President, Catapult Learning

Mary K. Foster	24,000	2%	5.06	(2)	—	76,373	193,544
President, Sylvan Learning Centers

Kevin E. Shaffer	80,000	6%	5.06	(1)	5/13/14	254,577	645,147
Chief Financial Officer	16,000	1%	5.06	(2)	—	50,915	129,019

(1)	Represents options to purchase stock. The assumed rate of appreciation of 5% and 10% would result in a stock price of $8.24 and $13.12, respectively.
(2)	Represents restricted stock grants. The assumed rate of appreciation of 5% and 10% would result in a stock price of $8.24 and $13.12, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2004 for the Named Executive Officers. Value represents, in the case of exercised options, the difference between exercise price and the then-assumed initial public per-share offering price of $13.00 as of the date of exercise times the number of options exercised and, in the case of unexercised options and exercisable options, the difference between exercise price and market price at December 31, 2004 times the number of unexercised options. At the time of all exercises, there was no public trading market for Educate common stock.

Name	Shares Acquired Upon Exercises	Value Realized	Number of Securities Underlying Unexercised Options @ YE(1)		Value of Unexercised In-the-money Options and Restricted Stock @ YE(1)
R. Christopher Hoehn-Saric	—	—	690,000	(E)	$6,573,975	(E)
Chairman of the Board and CEO			690,000	(U)	6,573,975	(U)

Peter J. Cohen	40,000	$371,600	119,000	(E)	1,133,773	(E)
President and Chief Operating Officer			265,000	(U)	2,524,788	(U)

Jeffrey H. Cohen	—	—	97,500	(E)	928,931	(E)
President, Catapult Learning			162,500	(U)	1,548,219	(U)

Mary K. Foster	29,292	272,123	90,708	(E)	864,220	(E)
President, Sylvan Learning Centers			200,000	(U)	1,905,500	(U)

Kevin E. Shaffer	42,166	391,726	38,500	(E)	351,061	(E)
Chief Financial Officer			183,333	(U)	1,654,458	(U)

(1)	(E) = Exercisable; (U) = Unexercisable

Equity Compensation Plans

The following tables set forth information regarding outstanding options and shares reserved for future issuance under the plans listed below, which are Educate’s only equity-based compensation plans, as of December 31, 2004. There are no outstanding warrants or rights other than options and restricted shares under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Educate 2003 Omnibus Stock Incentive Plan Approved by Security Holders	3,564,608	$4.42	0
Educate 2004 Omnibus Stock Incentive Plan Approved by Security Holders	196,000	11.78	504,000	(1)

Total	3,760,608	$4.80	504,000

(1)	504,000 was the number of shares of Educate Common Stock available for future issuance as of December 31, 2004. On January 1 of each successive year during the ten-year term of the 2004 Plan, the number of shares of Educate Common Stock available for issuance will increase by an amount equal to the lesser of 400,000 shares or one percent of the number of outstanding shares of Educate Common Stock on December 31 of the immediately preceding year.

The Educate 2003 Omnibus Stock Incentive Plan (the “2003 Plan”) and the Educate 2004 Omnibus Stock Incentive Plan (the “2004 Plan”) are administered by the Board or by a committee appointed by the Board. The Administrator is empowered to take all actions to carry out the purpose and intent and to administer and interpret all documents relevant to the plans. The 2003 Plan has no securities available for future issuance. Furthermore, securities which are forfeited under this plan are not available for future issuance.

As of December 31, 2004, the 2004 Plan had 504,000 shares available for future issuance. On December 31, 2004, the total number of shares of Educate Common Stock reserved and available for issuance under the 2004 Plan was 700,000 shares. On January 1 of each year beginning in 2005, the number of shares of Educate Common Stock reserved and available for issuance will increase by an amount equal to the lesser of 400,000 shares or one percent of the number of outstanding shares of Educate Common Stock on December 31 of the immediately preceding year. Based on the ten-year term of the 2004 Plan, because the greatest number of additional shares which can be added during any year is 400,000, the number of shares of Educate Common Stock available for awards under the 2004 Plan will not exceed an aggregate of 4,700,000 shares.

All employees or others providing bona fide services to the Company or an affiliate are eligible to participate. The 2004 Plan may grant nonstatutory stock options, stock appreciation rights, phantom stock, performance awards, or any other stock based award under the plan. The Board reserves the right to terminate the 2003 Plan or the 2004 Plan at any time or modify or amend either or both plans.

Employment Agreement

Educate entered into an employment agreement with Mr. Hoehn-Saric on June 30, 2003. Mr. Hoehn-Saric’s agreement has a term of three years, which will automatically be extended by one year beginning on the third anniversary of the agreement, unless either party provides written notice that it does not wish to extend the term. The agreement provides for an annual base salary of $400,000 per year that is subject to annual increases by the Board or the Compensation Committee of the Board. Mr. Hoehn-Saric is eligible to receive annual performance bonuses of 100% of his base salary based upon Educate’s attainment of certain earnings before interest, taxes, depreciation and amortization goals. On July 1, 2003 Mr. Hoehn-Saric was granted options to purchase 1,380,000 shares of Educate common stock pursuant to the Plan, with a per share exercise price equal to $3.71. These options vest as to 1/36 of the shares subject to the options at the end of each full month following the date of grant, and vest in full in the event of a change of control. The agreement also provides for Mr. Hoehn-Saric to be automatically nominated to serve as Chairman of Educate’s Board of Directors.

In the event Mr. Hoehn-Saric’s employment with Educate is terminated as a result of his death or total disability, he will be entitled to all amounts of accrued but unpaid base salary and benefits through the date of such termination and the bonus that he would have been entitled to had he worked the full year during which his death or total disability occurred. In the event Mr. Hoehn-Saric’s employment with Educate is terminated by Educate other than for cause, death or total disability or by Mr. Hoehn-Saric for good reason on or prior to June 30, 2006, he will be entitled to (i) his base salary until the later of the first anniversary of the date of termination or June 30, 2006 (the “Termination Payment Period”), (ii) the bonus that he would have been entitled to had he worked the full year during which the termination occurred, (iii) continue to participate in, and be covered under, Educate’s group life, disability, sickness, accident and health insurance programs on the same basis as other of Educate’s executives until the end of the Termination Payment Period, and (iv) automatic vesting of his options, which will be exercisable as to the greater of the then-vested shares or 920,000 shares, effective as of the day immediately preceding his termination date, and the options will remain outstanding and exercisable for the longer of six months or the duration provided in the Plan and/or his option agreement. In the event Mr. Hoehn-Saric’s employment with Educate is terminated by Educate other than for cause, death or total disability or by Mr. Hoehn-Saric for good reason after June 30, 2006, he will be entitled to (i) his base salary until the later of the first anniversary of the date of termination or the expiration of the agreement without giving effect to any further extensions, (ii) the bonus that he would have been entitled to had he worked the full year during which the termination occurred, (iii) continue to participate in, and be covered under, Educate’s group life, disability, sickness, accident and health insurance programs on the same basis as other of Educate’s executives through the first anniversary of the date of termination, and (iv) automatic vesting of his options, which will be exercisable as to the greater of the then-vested shares or 920,000 shares, effective as of the day immediately preceding his termination date, and, the options will remain outstanding and exercisable for the longer of six months or the duration provided in the Plan and/or his option agreement.

Mr. Hoehn-Saric’s agreement provides that if the benefits payable to him would be subject to the imposition of the excise tax under Section 4999 of the Code, the amount of his benefits will be reduced to the highest amount that may be paid by us or another entity without subjecting such benefits to the excise tax; provided, however, no benefit reduction will apply if Mr. Hoehn-Saric would, on a net after tax basis, receive less benefits than if the benefits were not so reduced.

Mr. Hoehn-Saric’s agreement also contains non-competition and non-solicitation provisions effective through the term of the agreement, and unless his employment is terminated by Educate as a result of his death or disability, until the later of the first anniversary of the date of termination or June 30, 2006 (the first anniversary if his agreement is terminated following a change of control).

Compensation Committee Report

Introduction. The Compensation Committee (the “Committee”) consists of two independent directors, none of whom has ever been an officer or employee of Educate. The function of the Committee is to review and, if appropriate, amend, or recommend amendment of, Educate’s policies regarding the compensation of Educate’s executive officers and to review and set, or recommend the setting of, compensation of Educate’s executive officers. The Committee’s responsibilities also include administering Educate’s stock option plans and making decisions regarding option grants to officers and other employees. The Committee also periodically reviews Educate’s employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. The Committee meets at least once a year to review management performance and compensation; to approve compensation increase, bonus and option grants for the CEO; to review the compensation increases, bonuses and option grants for other executive officers; and to establish performance objectives for the executive officers. The Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions and as the need arises.

Compensation Philosophy and Approach. The Committee’s goals with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of stockholder value. When determining adjustments to an individual’s compensation package, the Committee evaluates the importance to Educate and its stockholders of that person’s continued service. The principal elements of Educate’s executive compensation program consist of both annual and long-term compensation, including base salary and annual incentive cash bonuses and, at appropriate times, long-term incentive compensation in the form of equity compensation. The Committee has put primary emphasis on long-term equity compensation based upon its belief that the executive officers of Educate should have a significant portion of their compensation contingent upon increases in the market price of Educate Common Stock.

Base Salaries. Each executive’s base salary is determined or approved by the Committee after considering a variety of factors that make up market value and prospective value to Educate, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Committee may change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or Educate, changes in responsibility, and changes in the market for executives with similar credentials. Educate’s executive officer base salary levels are submitted to the Committee for approval by the Chief Executive Officer. The base salary of Mr. Hoehn-Saric, Chairman of the Board of Directors and Chief Executive Officer, was $400,000 in 2004 and at the annual rate of $385,000 for the first six months of 2003 and $400,000 for the second six months of 2003.

Annual Incentive Cash Bonus. In addition to base salaries, executive officers of Educate are eligible to receive annual cash bonuses, at the discretion of the Committee. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Committee with advice from the Chief Executive Officer, based on the overall financial performance of Educate and the Committee’s assessment of the individual executive’s contributions during the year, compared to, but not limited to, a list of established goals.

Long-term Incentive Awards. Options and restricted stock are granted to executive officers and other key employees whom the Compensation Committee determines to be important to the future growth and profitability of Educate. They are an important element in Educate’s executive compensation program because they emphasize long-term company performance, as measured by the creation of stockholder value, and foster a commonality of interest between stockholder and employees. Educate awards options to executives upon the commencement of employment, upon promotions, and at other times. The Compensation Committee typically grants stock options and restricted stock with relatively long vesting periods, such as three to four years, creating strong incentives for recipients to remain employees. Educate’s stock option plan also provides for option grants to members of the Board of Directors.

In July 2003 the Board awarded Mr. Hoehn-Saric options to purchase 1,380,000 shares of Educate Common Stock, subject to a three-year vesting schedule.

CEO’s Compensation. Mr. Hoehn-Saric became Chief Executive Officer in July 2003 and Chairman of the Board of Directors in April 2004.

Mr. Hoehn-Saric’s base compensation during 2004 was $400,000. Under Mr. Hoehn-Saric’s employment agreement, the Compensation Committee approved in April 2005 a cash bonus of $488,000 for Mr. Hoehn-Saric for his and Educate’s 2004 performance. The bonus was based on Educate’s financial performance and the accomplishment of certain objectives. During 2003 Mr. Hoehn-Saric received base compensation of $385,000 from Educate and its predecessor and for 2003 Mr. Hoehn-Saric received a bonus of $412,500.

In May 2004, the Board awarded Mr. Hoehn-Saric 520,000 shares of restricted Educate Common Stock.

Michael Gross—Chairman

Cheryl Gordon Krongard

Audit Committee Report

The following is the report of the Audit Committee with respect to Educate’s audited consolidated financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2004 and the period from June 30, 2003 through December 31, 2003, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that it is specifically incorporated by reference in such filing.

Audit Committee Report

The Audit Committee of the Board of Directors of Educate consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Messrs. Devine, Hornbeck and Yzaguirre. Each year, the Audit Committee selects, subject to stockholder ratification, the Company’s independent auditors.

Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements which were subsequently set forth in the Company’s 2004 Annual Report to Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), the Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Release Nos. 33-8183 and 33-8183a. These matters included a discussion of Ernst & Young LLP’s judgments about the quality (and not just the acceptability) of the Company’s accounting principles as applied to the Company’s financial reporting.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services is compatible with maintaining the auditors’ independence.

Based upon the Audit Committee’s review and discussions with management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission and in the Company’s 2004 Annual Report to Stockholders. In making its recommendation to the Board of Directors, the Audit Committee has relied (i) upon management’s representations that such financial statements were prepared with integrity and objectivity and in conformance with generally accepted accounting principles and (ii) the reports of Ernst & Young LLP with respect to such financial statements.

The Audit Committee also selected, subject to Board of Director and stockholder ratification, Ernst & Young LLP as the Company’s independent auditors for 2005.

Audit Committee

Michael F. Devine, III—Chairman

David Hornbeck

Raul Yzaguirre

Stock Performance Graph

Under the rules of the Securities and Exchange Commission, Educate is required to provide a comparison of the cumulative total stockholder return on Educate Common Stock with that of a broad equity market index and either a published industry index or a Educate-constructed peer group index for the period from when the Educate Common Stock started trading on September 23, 2004 through December 31, 2004.

The following graph compares the cumulative total stockholder return on Educate Common Stock from September 23, 2004 through December 31, 2004, with the cumulative total return of the Total Return Index for the Russell 2000 Index, and an Educate-constructed peer group index. The companies included in the peer group index are Bright Horizons Family Solutions, Inc.; The Princeton Review, Inc.; Renaissance Learning, Inc.; LeapFrog Enterprises, Inc.; and Weight Watchers International, Inc. These companies include education and other service providers. The comparison assumes $100 was invested on September 23, 2004 in Educate Common Stock and each other index. It also assumes reinvestment of any dividends.

Educate does not make, nor does it endorse, any predictions as to future stock performance.

*	$100 invested on 9/23/04 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.
(1)	The companies in the peer group are Bright Horizons Family Solutions, Inc. (NASDAQ:BFAM); The Princeton Review, Inc. (NASDAQ:REVU); Renaissance Learning, Inc. (NASDAQ:RLRN); LeapFrog Enterprises, Inc. (NYSE:LF); and Weight Watchers International, Inc. (NYSE:WTW).

Educate Management

Executive Officers and Directors. The current executive officers and directors of Educate are:

Name	Age	Position(s)
R. Christopher Hoehn-Saric	42	Chief Executive Officer; Director; Chairman of the Board of Directors

Peter J. Cohen	50	President and Chief Operating Officer

Kevin E. Shaffer	42	Chief Financial Officer

Mary K. Foster	50	President, Sylvan Learning Centers

Jeffrey H. Cohen	39	President, Catapult Learning

C. Alan Schroeder	47	General Counsel, Secretary

Douglas Becker	39	Director

Laurence Berg	38	Director

Michael F. Devine, III	46	Director, Chairman of the Audit Committee

Michael Gross	43	Director, Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee

David Hornbeck	63	Director, Member of the Audit Committee

Cheryl Gordon Krongard	49	Director, Member of the Compensation Committee and the Nominating and Corporate Governance Committee

Aaron Stone	32	Director

Raul Yzaguirre	65	Director, Member of the Audit Committee

Information relating to Educate’s executive officers is set forth below. See “Information Concerning Nominees” above for information relating to the Educate directors other than Mr. Hoehn-Saric.

R. Christopher Hoehn-Saric became Chief Executive Officer in July 2003 and Chairman of the Board of Directors in April 2004. From February 2000 until July 2003, Mr. Hoehn-Saric was Chairman and Chief Executive Officer of Sylvan Ventures, the incubator subsidiary of our predecessor, Laureate. Beginning in April of 1993, he served as Chairman of the Board of Laureate and as co-Chief Executive Officer of Laureate beginning in December 1995. He also served as Laureate’s President from 1988 to 1993 and has been a member of Laureate’s Board of Directors since 1986.

Peter J. Cohen became President and Chief Operating Officer in July 2003. In February 2000, Mr. Cohen assumed the position of President and Chief Operating Officer of Laureate and served in that position until our formation. Mr. Cohen joined Laureate in 1996 as President of the Sylvan Learning Centers division. From 1994 to 1996, Mr. Cohen served as Chief Executive Officer of The Pet Practice, Inc., a national chain of branded pet hospitals.

Kevin E. Shaffer became Chief Financial Officer in July 2003. Previously, he served as Vice President of Finance and Corporate Controller of Laureate beginning in June 1999 and served in that capacity until our formation. Prior to joining Laureate, Mr. Shaffer was an executive with Ernst & Young LLP, providing audit and consulting services to clients in a variety of industries from 1984 to 1999.

Mary K. Foster became President of Sylvan Learning Centers in July 2003. Previously, Ms. Foster joined Laureate in January 2001 as President of its Sylvan Learning Centers division and served in that capacity until our formation. Prior to joining Laureate, Ms. Foster held a senior management position with Riverside Corporation as Senior Vice President of Sales and Marketing from 1999 to 2001. Prior to that, from 1993 to 1998, Ms. Foster was President of Ethel M Chocolates. Prior to that Ms. Foster held senior management positions at M&M/Mars and General Electric.

Jeffrey H. Cohen became the President of Catapult Learning, formerly known as Sylvan Education Solutions, in July 2003. He previously served in that role with Laureate from August 2001 to July 2003. Prior to joining Laureate, from February 1998 until July 2001, Mr. Cohen was with Prometric, Inc., a provider of computer-based assessment and examination services, serving first as the Vice President of Prometric’s Academic, Professional and Corporate Services Business Unit and later as the Senior Vice President for Business Unit Management. Mr. Cohen also served as a political appointee in the Clinton Administration.

C. Alan Schroeder became General Counsel and Secretary in August 2004. Previously, Mr. Schroeder was Of Counsel to Piper Rudnick LLP from May 2002 to August 2004. From March 1994 to January 2002, Mr. Schroeder was Executive Vice President—General Counsel and Secretary of Prime Retail, Inc., an owner of shopping centers. On September 12, 2000, Mr. Schroeder was elected director and officer of E-Outlets Resolution Corporation, a subsidiary of Prime Retail, Inc., for the sole purpose of executing the bankruptcy filings of E-Outlets Resolution Corporation, which had ceased operations on April 4, 2000. The bankruptcy petition was filed November 6, 2000.

There are no family relationships among any of the executive officers or directors of Educate. Executive officers of Educate are elected by the Educate Board on an annual basis and serve at the discretion of the Educate Board.

Stock Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth information regarding the beneficial ownership of Educate Common Stock as of March 31, 2005 by (i) each person or entity that Educate knows beneficially owns more than 5% of Educate Common Stock, (ii) each director and director nominee, (iii) the Chief Executive Officer and each of the other Named Executive Officers and (iv) all directors and Executive Officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares shown as beneficially owned by them.

Name of Beneficial Owner(1)	Shares Beneficially Owned
	Number of Shares	Percentage Ownership
Apollo Advisors IV, L.P.(2)(3)	22,588,277	53%
Douglas Becker	—	*
Michael F. Devine, III(4)	16,000	*
Laurence Berg(3)(5)(14)	22,608,277	53%
Cheryl Gordon Krongard(15)	20,000	*
Michael Gross(3)(6)(14)	22,608,277	53%
David Hornbeck(16)	12,000	*
Aaron Stone(3)(7)(14)	22,608,277	53%
Raul Yzaguirre(16)	12,000	*
R. Christopher Hoehn-Saric(8)(9)	1,569,187	4%
Peter J. Cohen(10)	291,474	*
Mary K. Foster(11)	189,897	*
Jeffrey H. Cohen(12)	146,865	*
Kevin E. Shaffer(13)	161,858	*
All executive officers and directors as a group	25,067,558	57%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each of the individuals listed below is: c/o Educate, Inc., 1001 Fleet Street, Baltimore, Maryland 21202.
(2)	Represents shares held by Apollo Sylvan, LLC and Apollo Sylvan II, LLC, two special purpose entities created in connection with our acquisition of the pre-K-12 business of Laureate. Apollo Investment Fund IV, L.P. is the managing member of Apollo Sylvan, LLC and Apollo Overseas Partners IV, L.P. serves as managing member of Apollo Sylvan II, LLC. Apollo Advisors IV, L.P. is the general partner of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. Messrs. Leon Black and John Hannan are directors and principal executive officers of the general partner of Apollo Advisors IV, L.P., and each expressly disclaim beneficial ownership of the indicated shares.
(3)	c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577.
(4)	On December 10, 2004, Mr. Devine was granted 16,000 options to purchase common stock. As of March 31, 2005, all of the options had vested.
(5)	Includes shares of common stock beneficially owned by Apollo Advisors IV, L.P. as to which Mr. Berg, a director of the company and senior partner of Apollo Advisors IV, L.P., expressly disclaims beneficial ownership.
(6)	Includes shares of common stock beneficially owned by Apollo Advisors IV, L.P. as to which Mr. Gross, a director of the company and senior partner of Apollo Advisors IV, L.P. expressly disclaims beneficial ownership.
(7)	Includes shares of common stock beneficially owned by Apollo Advisors IV, L.P. as to which Mr. Stone, a director of the company and principal of Apollo Advisors IV, L.P., expressly disclaims beneficial ownership.
(8)	Includes: (i) 41,880 shares of common stock that Mr. Hoehn-Saric holds as trustee of the CHS Trust; and (ii) 125,640 shares of common stock that Mr. Hoehn-Saric holds as trustee of the RCHS Trust #9.
(9)	Mr. Hoehn-Saric was granted 1,380,000 options to purchase shares of common stock on July 1, 2003. Pursuant to the terms of his stock option agreement, his options vest and become exercisable as to 1/36 of the options at the end of each full month after June 30, 2003. As of March 31, 2005, 805,000 options had vested and another 76,667 options were to vest within 60 days. Also includes 520,000 restricted shares of common stock Mr. Hoehn-Saric was awarded on May 13, 2004.
(10)	Mr. Peter Cohen was granted 424,000 options to purchase shares of common stock on July 1, 2003. Pursuant to the terms of his stock option agreement, his options vest and become exercisable as to 1/48 of the options at the end of each full month after June 30, 2003. As of March 31, 2005, 145,500 options had vested and another 17,667 options were to vest within 60 days. Also includes 28,000 restricted shares of common stock Mr. Peter Cohen was awarded on May 13, 2004 and 40,000 options exercised in 2004.
(11)	Ms. Foster was granted 320,000 options to purchase shares of common stock on July 1, 2003. Pursuant to the terms of her stock option agreement, her options vest and become exercisable as to 1/48 of the options at the end of each full month after June 30, 2003. As of March 31, 2005, 110,708 options had vested and another 13,333 options were to vest within 60 days. Also includes 24,000 restricted shares of common stock Ms. Foster was awarded on May 13, 2004 and 29,292 options exercised in 2004.
(12)	Mr. Jeffrey Cohen was granted 260,000 options to purchase shares of common stock on July 1, 2003. Pursuant to the terms of his stock option agreement, his options vest and become exercisable as to 1/48 of the options at the end of each full month after June 30, 2003. As of March 31, 2005, 113,750 options had vested and another 10,833 options were to vest within 60 days. Also includes 16,000 shares of restricted stock Mr. Jeffrey Cohen was awarded on May 13, 2004.
(13)	Mr. Shaffer was granted 184,000 and 80,000 options to purchase shares of common stock on July 1, 2003 and May 13, 2004, respectively. Pursuant to the terms of his stock option agreement, his options vest and become exercisable as to 1/48 of the options at the end of each full month after June 30, 2003 and May 31, 2004, respectively. As of March 31, 2005, 55,000 options had vested and another 11,000 options were to vest within 60 days. Also includes 16,000 shares of restricted stock Mr. Shaffer was awarded on May 13, 2004 and 42,166 options exercised in 2004.
(14)	On May 13, 2004, Messrs. Berg, Gross and Stone each were granted 20,000 options to purchase common stock. As of June 28, 2004, all of the options had vested.

(15)	On June 23, 2004, Ms. Krongard was granted 20,000 options to purchase common stock. As of June 28, 2004, all of the options had vested.
(16)	On September 17, 2004, Messrs. Hornbeck and Yzaguirre were each granted 12,000 options to purchase common stock. As of March 31, 2005, all of the options had vested.

II.	AUDITOR RATIFICATION

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (E&Y) to serve as Educate’s independent auditors for the year ending December 31, 2005, subject to the ratification by stockholders of Educate. E&Y has served as independent auditors of Educate since 2003. A partner of the firm is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

Fees for professional services provided to Educate by E&Y in each of the last two fiscal years, in each of the following categories, are:

	2004	2003
	(in millions)
Audit Services	$1.1	$0.3
Audit-Related Services	0.4	0.2
Tax Services	0.7	0.1
All Other Fees	—	0.1

In the above table, fees paid to E&Y in 2003 and 2004 are set forth in accordance with the rules and regulations of the SEC. Audit Services are fees Educate paid to E&Y for the audit of Educate’s annual consolidated financial statements, reviews of Educate’s quarterly consolidated financial statements, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements that impact the audited financial statements, statutory audits required internationally, and audit of subsidiaries required by state or federal regulations. Audit-Related Services principally consist of assurance and related services that are reasonably related to the performance of the audit or review of Educate’s financial statements. Tax services are services rendered for tax compliance, tax advice and tax planning. The Audit Committee considered whether E&Y providing non-audit services was compatible with their maintaining independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to a specific year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it.

The appointment of the independent auditors of Educate is approved annually by the Audit Committee and then submitted by the Board of Directors to the stockholders for ratification. The Audit Committee has concluded that the provision by E&Y of non-audit services for the last completed fiscal year is compatible with E&Y maintaining its independence.

Before making its recommendation for the appointment of E&Y, the Audit Committee carefully considered that firm’s qualifications as auditors for Educate. This consideration included a review of E&Y’s performance last year and E&Y’s audit plans for 2005, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with E&Y in all of these respects.

The affirmative vote of a majority of the shares of Educate Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of E&Y as Educate’s independent auditors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of E&Y as Independent Auditor of Educate for the Fiscal Year ending December 31, 2005.

III.	OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters properly come before the Annual Meeting, the person named in the accompanying proxy will vote on such matters in accordance with his judgment as to the best interests of Educate.

STOCKHOLDER PROPOSALS

Any stockholder wishing to include a proposal in the proxy statement for Educate’s 2006 Annual Meeting must send the proposal to Educate, Inc., Attn: General Counsel/Corporate Secretary, at 1001 Fleet Street, Baltimore, Maryland 21202. Proposals must be received no later than January 2, 2006 to be included in the 2006 proxy statement.

Stockholders intending to present a proposal at Educate’s 2006 Annual Meeting but not to include the proposal in our proxy statement must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by Educate’s General Counsel/Corporate Secretary no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Educate must receive notice of such a proposal for the 2006 Annual Meeting between February 6, 2006 and March 8, 2006. If the notice is received before February 6, 2006 or after March 8, 2006, it will be considered untimely and the Company will not be required to present it at the 2006 Annual Meeting.

Stockholders or other interested parties who wish to communicate with the Educate Board of Directors may do so by addressing such correspondence to the Board of Directors, any individual Director or any group of Directors c/o General Counsel/Corporate Secretary, 1001 Fleet Street, Baltimore, MD 21202. The General Counsel has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the General Counsel will submit the correspondence to the specific member or members to whom such correspondence is directed.

MISCELLANEOUS

A copy of Educate’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained, without charge, by writing Investor Relations, Educate, Inc., 1001 Fleet Street, Baltimore, Maryland 21202, by visiting Educate’s website at www.educate-inc.com or by telephoning (410) 843-8000. Educate’s Annual Report for the year ended December 31, 2004, including its consolidated financial statements, is being mailed to all stockholders entitled to vote at the 2005 Annual Meeting with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides additional information about Educate.

BY ORDER OF THE BOARD OF DIRECTORS

C. Alan Schroeder

Secretary

Baltimore, Maryland

April 29, 2005

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

EDUCATE, INC.

I.	FORMATION AND PURPOSE OF THE COMMITTEE

The Board of Directors (the “Board”) of Educate, Inc., a Delaware corporation (the “Corporation”), has established the Audit Committee (the “Committee”) pursuant to Section 141 of the Delaware General Corporation Law and Article III Section 11 of the By-Laws of the Corporation. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Corporation and its subsidiaries and the audits of the financial statements of the Corporation.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors, as determined from time to time by the Board, based on the recommendations of the Corporation’s Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Each member of the Committee shall (i) be an “independent director” as defined in Rule 4200(a) of the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”), as such rule may be modified or supplemented, (ii) be “independent” as required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) by the Securities and Exchange Commission (the “SEC”), in each case, as amended (collectively, the “Exchange Act”), (iii) otherwise meet all qualifications for audit committee membership set forth in Rule 4350(d) of the Nasdaq Rules, as such rule may be modified or supplemented, and (iv) meet any additional requirements that the Board deems appropriate; provided that in accordance with the transition periods provided for in Rule 4350(a)(5) of the Nasdaq Rules, until 90 days have passed from the consummation of the Corporation’s initial public offering up to two members of the Committee are not required to be “independent directors,” and until one year has passed from the consummation of the Corporation’s initial public offering one member of the Committee is not required to be an “independent director.” The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board, and no member of the Committee shall be removed, except by majority vote of the Board, in each case based on the recommendations of the Nominating Committee.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must (i) have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (ii) be an “audit committee financial expert” as defined by the SEC in Regulation S-K 401(h)(2).

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines to be necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management (including the person responsible for the Corporation’s internal audit function) and (ii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of the Corporation’s By-Laws, with such changes in the context of those By-Laws as are necessary to substitute the Committee, the chairperson of the Committee and its members for the Board, the Chairman of the Board and its members. The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee, and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, The Nasdaq Stock Market, Inc. (“Nasdaq”), or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

(a) Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “independent auditors”).

(b) Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the “Act”) and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval may be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee, and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.

(c) Review the performance of the Corporation’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

(d) Evaluate the independence of the Corporation’s independent auditors by, among other things:

(i) obtaining and reviewing from the Corporation’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1;

(ii) actively engaging in a dialogue with the Corporation’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the Corporation’s independent auditors;

(iv) monitoring compliance by the Corporation’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(v) monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(vi) engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

Oversight of Annual Audit and Quarterly Reviews

(a) Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year.

(b) Review with management and the Corporation’s independent auditors the following information that is required to be reported by the independent auditor:

(i) all critical accounting policies and practices to be used;

(ii) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii) all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv) any material financial arrangements of the Corporation that do not appear on the financial statements of the Corporation.

(c) Resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting.

Oversight of Financial Reporting Process and Internal Controls

(a) Review:

(i) the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, through inquiry and discussions or periodic meetings with the Corporation’s independent auditors and management;

(ii) the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K; and

(iii) the Committee’s level of involvement and interaction with the Corporation’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function.

(b) Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

(c) Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to the chief financial officer or other persons responsible for the Corporation’s internal audit function.

(d) Receive periodic reports from the Corporation’s independent auditors and management to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation.

(e) Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K.

(f) Establish and maintain free and open means of communication between and among the Committee, the Corporation’s independent auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis.

(g) Review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally, i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

(h) Meet periodically with any disclosure committee that may be established by the Corporation to discuss the compliance by the Corporation with legal and regulatory requirements relating to the Corporation’s financial statements.

Miscellaneous

(i) Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K).

(j) Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Corporation.

(k) Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

(l) Review the Corporation’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors.

(m) Review and approve in advance any services provided by the Corporation’s independent auditors to the Corporation’s executive officers or members of their immediate family.

(n) Review the Corporation’s program to monitor compliance with the Corporation’s Code of Business Conduct and Ethics, and meet periodically with the Corporation’s Nominating and Corporate Governance Committee to discuss compliance with the Corporation’s Code of Business Conduct and Ethics.

(o) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(p) Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Corporation or any of its subsidiaries, or reports made by the Corporation’s chief executive officer or chief legal officer (or the equivalent thereof) in relation thereto.

(q) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation.

(r) Make regular reports to the Board regarding its activities, as appropriate.

(s) Review and assess the adequacy of this Charter on an annual basis.

(t) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

*    *    *

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

ADOPTED SEPTEMBER 20, 2004 AND AMENDED APRIL 1, 2005

EDUCATE, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     0

[									]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RE-ELECTION OF EACH OF THE NAMED DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP.

1.

To elect nine directors for a one-year term ending in 2006.

Nominees: 01-Douglas Becker, 02-Laurence Berg, 03-Michael F. Devine, III, 04-Michael Gross, R. 05-Christopher Hoehn-Saric, 06-David Hornbeck, 07-Cheryl Gordon Krongard, 08-Aaron Stone,

09-Raul Yzaguirre

		For All 0	Withhold All 0	For All Except 0	2. 3.

To ratify the selection of Ernst & Young LLP as the Company’s independent auditors.

To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

						For 0	Against 0	Abstain 0

	(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name below.)					To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, the proxy will be voted “FOR” the election of the nominees and “FOR” proposal 2.

Date:
Signature of Stockholder

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é

YOUR VOTE IS IMPORTANT!

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

PROXY	PROXY

ANNUAL MEETING OF STOCKHOLDERS OF

EDUCATE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2005

The undersigned hereby appoints C. ALAN SCHROEDER, with full power of substitution, as attorney and proxy of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Educate, Inc. (the “Company”) to be held at Marriott Waterfront Hotel, 700 Aliceanna Street, Baltimore, Maryland 21202 on Monday, June 6, 2005 at 9:00 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the following matters, and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” PROPOSAL 2.

(Continued and to be signed on the reverse side)